Exhibit 99.1

P&F INDUSTRIES, INC. ACQUIRES JIFFY AIR TOOL, INC.

MELVILLE, N.Y., April 6, 2017 - P&F Industries, Inc. (NASDAQ: PFIN) today announced that effective April 5, 2017, it acquired substantially all of the assets, including certain real property, comprising the business of Jiffy Air Tool, Inc., a Nevada based corporation that manufactures and distributes pneumatic tools and components, primarily sold to aerospace manufacturers. The purchase price consisted of approximately $7 million in cash and the assumption of certain payables and contractual obligations and is subject to a post-closing working capital adjustment. In addition, the seller may be entitled to up to $1 million in additional contingent consideration based upon certain revenue thresholds and other criteria set forth in the Asset Purchase Agreement with respect to two defined measurement periods occurring within approximately the first two years following the closing date. Bonanza Holdings Corp. purchased the operating assets of Jiffy Air Tool and Bonanza Properties Inc. purchased the real property of Jiffy Air Tool. Each of Bonanza Holdings Corp. and Bonanza Properties Corp. are wholly owned subsidiaries of Florida Pneumatic. We anticipate that this acquisition will be immediately accretive to earnings.

Richard Horowitz, P&F’s Chairman, President and Chief Executive Officer, stated, “I am extremely pleased to announce the acquisition of the Jiffy Air Tool business. Jiffy is one of the preeminent brands of air tools used to manufacture commercial jets and other aircraft both in North America and internationally. This acquisition further expands our product offering in the aerospace sector of the pneumatic tool market. By adding this highly-regarded line of air tools to the P&F family, we believe we have a significant opportunity to enhance its growth with our manufacturing, marketing and engineering resources. This acquisition is a meaningful steppingstone for the Company as we continue to transform into a more robust, global enterprise focused on the air tools and related accessories market.”

Daroth Capital Advisors LLC acted as a financial advisor to P&F Industries in connection with the acquisition of Jiffy Air Tool, Inc.

About P&F Industries, Inc.

P&F Industries, Inc., through its wholly owned subsidiaries, manufactures and/or imports air-powered tools and accessories, sold principally to the industrial, retail and automotive markets. P&F’s products are sold under its own trademarks and other trade names, as well as under the private labels of major manufacturers and retailers.

Forward Looking Statements.

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, the inclusion of the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “would,” “could” and their opposites and similar expressions identify statements that constitute forward looking statements within the meaning of the Reform Act. Any forward-looking statements contained in this press release including those related to the Company's future performance, are based upon the Company’s historical performance and on current plans, estimates and expectations, which are subject to various risks and uncertainties, including, but not limited to, those relating to debt and debt service requirements, borrowing and compliance with covenants under our credit facility, market acceptance of products, price reductions, supply chain disruptions, competition, retention of key personnel, the risks generally associated with the acquisition of businesses and those other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K and its other reports and statements filed by the Company with the Securities and Exchange Commission. These risks could cause the Company’s actual results and performance in future periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. The Company cautions you against relying on any of these forward-looking statements.

P&F Industries, Inc.

Joseph A. Molino, Jr.

Chief Financial Officer

631-694-9800

www.pfina.com